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                                                                    EXHIBIT 10.2

                                  May 18, 2006

Neenah Foundry Company
2121 Brooks Avenue
Neenah, Wisconsin 54956
Attention: William Barrett

Re: Purchase of 11% Notes and 13% Notes Issued by Neenah Foundry Company ("NEENAH") by Tontine Capital Partners, L.P. and its affiliates ("TONTINE")

Dear Bill:

     As you are aware, Tontine has agreed to acquire up to 16,819,025 shares of common stock ("COMMON STOCK") of ACP Holding Company ("ACP") and warrants to purchase 20,992,053 shares of Common Stock from certain stockholders of ACP, plus certain additional shares of Common Stock from certain officers, which will result in a "Change of Control" under the Indentures identified in this letter agreement (the "CHANGE OF CONTROL TRANSACTION"). As a result of the Change of Control Transaction, Neenah will be required to offer to purchase (the "OFFER"):
(1) certain 13% Senior Subordinated Notes due 2013 (the "13% NOTES") pursuant to section 4.21 of that certain Indenture dated October 8, 2003, between Neenah, certain subsidiaries of Neenah and the Bank of New York ("BONY"), as trustee (the "13% INDENTURE"), and (2) certain 11% Senior Secured Notes due 2010 (the "11% NOTES" and together with the 13% Notes, the "NOTES") pursuant to section
4.21 of that certain Indenture dated October 8, 2003, between Neenah, certain subsidiaries of Neenah and BONY, as trustee (the "11% INDENTURE" and together with the 13% Indenture, the "INDENTURES").

     The purpose of this letter agreement is to allow for Tontine to acquire directly and for its own benefit the Notes, if any, that are properly tendered in the Offer in connection with the Change of Control Transaction. In consideration of Tontine's agreement to purchase the tendered Notes, Neenah hereby agrees to seek amendment of each of the Indentures in the form attached as Exhibit A to this letter agreement to permit Tontine to act as Neenah's designee to purchase the Notes properly tendered in the Offer. Neenah further agrees to name Tontine as its designee in connection with the Offer and to take such other commercially reasonable steps as may be necessary or required to permit Tontine to acquire the properly tendered Notes; provided, however, that Tontine shall be named as Neenah's designee under the Indentures only in connection with the purchase of Notes in the Offer and for no other purpose and Tontine shall have no obligation to act as Neenah's designee in connection with the purchase of Notes other than in connection with the Offer and the Change of Control Transaction. In consideration of Neenah's agreement to allow Tontine to purchase the tendered Notes, Tontine agrees that if properly appointed as Neenah's designee under each of the Indentures, Tontine will purchase all of the Notes properly tendered to Neenah, if any, pursuant to the Offer, at a purchase price per Note equal to the purchase price required under section 4.21 of each Indenture, as applicable, and otherwise in compliance with the payment terms provided under section 4.21 of each Indenture, as applicable.

     Notwithstanding the appointment by Neenah of Tontine as its designee under the Indentures as herein provided, Neenah shall continue to comply with the terms and conditions of the Indentures, including, without limitation, the terms and conditions contained in section 4.21 of each Indenture,

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other than those terms and conditions specifically relating to the purchase of and payment for the Notes by Neenah's designee in the Offer.

     Each of Neenah and Tontine acknowledges that it will be responsible for its respective costs related to the Offer, including but not limited to any attorneys fees or fees paid to any paying agent or information agent. Each of Neenah and Tontine further agrees that Tontine's obligations under this letter agreement shall be conditioned upon: (1) the closing of the Change of Control Transaction and (2) the consent of Fleet Capital Corporation ("FLEET") under that certain Loan and Security Agreement dated October 8, 2003 between Neenah, its subsidiaries and Fleet, as amended, to the transactions contemplated by this letter agreement and the Change of Control Transaction.

     If the foregoing represents your understanding of our agreements, please sign a copy of this letter in the space provided below and return it to my attention.

                                         Sincerely,

                                         Tontine Capital Partners, L.P.

                                         By: Tontine Capital Management, L.L.C.,
                                             its general partner


                                         By: /s/ JEFFREY L. GENDELL
                                             -----------------------------------
                                         Name: Jeffrey L. Gendell
                                         Title: Managing Member


Agreed as of the date set forth above:

Neenah Foundry Company


By: /s/ WILLIAM BARRETT
    ----------------------------------
    William Barrett
    President and Chief Executive
    Officer